EXHIBIT 99.1

Donegal Group Inc. Announces Second Quarter Earnings

MARIETTA, Pa., July 18, 2008 (PRIME NEWSWIRE) -- Donegal Group Inc. (Nasdaq:DGICA) (Nasdaq:DGICB) today reported that its net income for the quarter ended June 30, 2008 was $6,892,918, or $.28 per share of Class A common stock on a diluted basis, compared to $10,780,956, or $.43 per share of Class A common stock on a diluted basis, for the second quarter of 2007. Catastrophe losses in the Company's Midwestern and Southeastern regions impacted second quarter results. Pre-tax weather-related losses, net of reinsurance, totaled approximately $8 million for the second quarter of 2008.

Revenues for the second quarter of 2008 were $93,970,947, an increase of 11.1% over the second quarter of 2007, with net premiums earned of $87,329,195, a 12.6% increase over the year-earlier period. Net premiums written for the second quarter of 2008 were $94,488,556, representing a 13.8% increase over net premiums written of $83,059,396 for the second quarter of 2007. Net premiums written and earned in the 2008 period reflected the impact of an increased pooling allocation of approximately $8 million and benefited from the renewal of the Company's 2008 reinsurance program at lower rates compared to 2007. The lower reinsurance rates were largely due to the Company's decision to increase its per loss retention from $400,000 to $600,000 effective January 1, 2008.

The Company's combined ratio was 96.6% for the second quarter of 2008, reflecting the impact of the previously mentioned weather-related losses. The Company posted a record low quarterly combined ratio of 88.0% for the second quarter of 2007, during which the Company benefited from relatively mild weather conditions in its operating regions and experienced favorable prior accident year reserve development from claim settlements.

The Company's expense ratio decreased to 32.8% for the second quarter of 2008, compared to 35.4% for the second quarter of 2007, reflecting the impact of increased premiums earned as well as lower expenses incurred for underwriting-based incentive costs in regions affected by weather events.

Net investment income increased to $5,793,985 for the second quarter of 2008, an increase of 4.2% over the $5,562,185 reported for the second quarter of 2007. Realized investment losses for the second quarter of 2008 included impairment losses of $780,000 related to declines in the market value of equity securities of financial institutions that the Company determined to be other than temporary in nature.

Net income for the six months ended June 30, 2008 was $13,617,901, or $.55 per share of Class A common stock on a diluted basis, compared to $16,270,894, or $.65 per share of Class A common stock on a diluted basis, for the six months ended June 30, 2007. The Company's combined ratio for the first six months of 2008 was 97.0%, compared to a combined ratio of 93.2% for the comparable period in 2007. The Company's loss ratio was 64.4% for the first six months of 2008, compared to 59.1% for the first six months of 2007, with the increase reflecting increased weather-related claim activity and less favorable prior accident year reserve development in the first six months of 2008.

"We are disappointed with the decrease in earnings for the second quarter of 2008 compared to the prior year period, but we are pleased to be able to report continued premium growth and profitability in a quarter that contained an unprecedented number of severe weather events in various regions of the country. Challenging conditions notwithstanding, we continue to pursue opportunities for profitable growth and the expansion of our franchise," stated Donald H. Nikolaus, President and Chief Executive Officer of Donegal Group Inc.

The Company's book value increased to $14.05 per common share at June 30, 2008, representing an increase of 6.7% over the Company's book value of $13.17 per common share at June 30, 2007.

The Company's board of directors yesterday approved a quarterly cash dividend payable August 15, 2008 of $.105 per share of Class A common stock and $.0925 per share of Class B common stock to stockholders of record as of the close of business on August 1, 2008.

The Company will hold a conference call and webcast on Friday, July 18, 2008, beginning at 11:00 A.M. Eastern Daylight Time. You may participate in the conference call by calling 1-866-393-7723 (Conference ID 53270677) or listen via Internet by accessing the "Earnings Release Webcast" link in the Investor Relations area of the Company's web site at www.donegalgroup.com. An instant replay of the conference call will be available until July 24, 2008 by calling 1-800-642-1687 (Conference ID 53270677).

Donegal Group Inc. is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in five Mid-Atlantic states (Delaware, Maryland, New Hampshire, New York and Pennsylvania), eight Southeastern states (Alabama, Georgia, Louisiana, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and five Midwestern states (Iowa, Nebraska, Ohio, Oklahoma and South Dakota).

All statements contained in this press release that are not historic facts are based on current expectations. Such statements are forward-looking in nature (as defined in the Private Securities Litigation Reform Act of 1995) and necessarily involve risks and uncertainties. Actual results could vary materially. The factors that could cause actual results to vary materially include, but are not limited to, the ability of the Company to maintain profitable operations, the adequacy of the Company's reserves for losses and loss adjustment expenses, business and economic conditions in the areas in which the Company operates, severe weather events, competition from various insurance and non-insurance businesses, terrorism, the availability and cost of reinsurance, legal and judicial developments, changes in regulatory requirements and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                         Donegal Group Inc.
                        Financial Highlights
                             (unaudited)

                                               Quarter Ended June 30
                                            --------------------------
                                                2008          2007
                                            ------------  ------------

 Net premiums earned                        $ 87,329,195  $ 77,574,827
 Investment income, net of investment
  expenses                                     5,793,985     5,562,185
 Net realized investment gains (losses)         (673,627)       60,645
 Total revenues                               93,970,947    84,605,176

 Net income                                 $  6,892,918  $ 10,780,956

 Net income per common share:
  Class A common stock - basic              $       0.28  $       0.44
                                            ------------  ------------
  Class A common stock - diluted            $       0.28  $       0.43
                                            ------------  ------------
  Class B common stock - basic and diluted  $       0.25  $       0.39
                                            ------------  ------------

                                             Six Months Ended June 30
                                            --------------------------
                                                2008          2007
                                            ------------  ------------

 Net premiums earned                        $169,336,961  $154,272,646
 Investment income, net of investment
  expenses                                    11,485,726    11,066,244
 Net realized investment gains                    21,729       165,430
 Total revenues                              183,763,050   168,287,192

 Net income                                 $ 13,617,901  $ 16,270,894

 Net income per common share:
  Class A common stock - basic              $       0.55  $       0.66
                                            ------------  ------------
  Class A common stock - diluted            $       0.55  $       0.65
                                            ------------  ------------
  Class B common stock - basic and diluted  $       0.49  $       0.59
                                            ------------  ------------

                         Donegal Group Inc.
                  Consolidated Statements of Income
            (unaudited; in thousands, except share data)

                                                Quarter Ended June 30
                                                ----------------------
                                                   2008        2007
                                                ----------  ----------

 Net premiums earned                            $   87,329  $   77,575
 Investment income, net of investment expenses       5,794       5,562
 Net realized investment gains (losses)               (674)         61
 Lease income                                          230         262
 Installment payment fees                            1,292       1,145
                                                ----------  ----------
  Total revenues                                    93,971      84,605
                                                ----------  ----------

 Net losses and loss expenses                       55,480      40,549
 Amortization of deferred policy acquisition
  costs                                             14,572      12,532
 Other underwriting expenses                        14,068      14,926
 Other expenses                                        397         521
 Policyholder dividends                                217         259
 Interest                                              534         718
                                                ----------  ----------
  Total expenses                                    85,268      69,505
                                                ----------  ----------

 Income before income tax expense                    8,703      15,100
 Income tax expense                                  1,810       4,319
                                                ----------  ----------

 Net income                                     $    6,893  $   10,781
                                                ==========  ==========

 Net income per common share:
  Class A common stock - basic                  $     0.28  $     0.44
                                                ----------  ----------
  Class A common stock - diluted                $     0.28  $     0.43
                                                ----------  ----------
  Class B common stock - basic and diluted      $     0.25  $     0.39
                                                ----------  ----------

 Supplementary Financial Analysts' Data

 Weighted-average number of shares
  outstanding:
  Class A common stock - basic                  19,879,304  19,684,922
                                                ----------  ----------
  Class A common stock - diluted                19,956,601  19,936,058
                                                ----------  ----------
  Class B common stock - basic and diluted       5,576,775   5,576,775
                                                ----------  ----------

 Net written premiums                           $   94,488  $   83,060
                                                ----------  ----------

 Book value per common share at end of period   $    14.05  $    13.17
                                                ----------  ----------

                         Donegal Group Inc.
                  Consolidated Statements of Income
            (unaudited; in thousands, except share data)

                                              Six Months Ended June 30
                                              ------------------------
                                                 2008          2007
                                              -----------  -----------

 Net premiums earned                          $   169,337  $   154,273
 Investment income, net of investment expenses     11,486       11,066
 Net realized investment gains                         22          165
 Lease income                                         474          523
 Installment payment fees                           2,444        2,260
                                              -----------  -----------
  Total revenues                                  183,763      168,287
                                              -----------  -----------

 Net losses and loss expenses                     109,010       91,144
 Amortization of deferred policy acquisition
  costs                                            28,291       24,950
 Other underwriting expenses                       26,471       27,111
 Other expenses                                       897        1,013
 Policyholder dividends                               487          507
 Interest                                           1,146        1,427
                                              -----------  -----------
  Total expenses                                  166,302      146,152
                                              -----------  -----------

 Income before income tax expense                  17,461       22,135
 Income tax expense                                 3,843        5,864
                                              -----------  -----------

 Net income                                   $    13,618  $    16,271
                                              ===========  ===========

 Net income per common share:
  Class A common stock - basic                $      0.55  $      0.66
                                              -----------  -----------
  Class A common stock - diluted              $      0.55  $      0.65
                                              -----------  -----------
  Class B common stock - basic and diluted    $      0.49  $      0.59
                                              -----------  -----------

 Supplementary Financial Analysts' Data

 Weighted-average number of shares outstanding:
  Class A common stock - basic                 19,833,576   19,698,486
                                              -----------  -----------
  Class A common stock - diluted               19,943,640   20,026,067
                                              -----------  -----------
  Class B common stock - basic and diluted      5,576,775    5,576,775
                                              -----------  -----------

 Net written premiums                         $   194,163  $   162,979
                                              -----------  -----------

 Book value per common share at end of period $     14.05  $     13.17

                         Donegal Group Inc.
                     Consolidated Balance Sheets
                           (in thousands)

                                               June 30,    December 31,
                                                 2008          2007
                                              -----------  -----------
                                              (unaudited)

 ASSETS
 Investments:
  Fixed maturities:
   Held to maturity, at amortized cost        $   112,497  $   154,290
   Available for sale, at fair value              425,951      336,318
  Equity securities, at fair value                 32,926       36,361
  Investments in affiliates                         8,521        8,649
  Short-term investments, at cost                  38,288       70,252
                                              -----------  -----------
    Total investments                             618,183      605,870
 Cash                                               4,168        4,289
 Premiums receivable                               59,186       51,038
 Reinsurance receivable                            79,483       78,897
 Accrued investment income                          6,368        5,875
 Deferred policy acquisition costs                 30,087       26,235
 Prepaid reinsurance premiums                      53,223       47,286
 Property and equipment, net                        5,826        5,608
 Deferred tax asset, net                           11,448        7,026
 Federal income tax recoverable                     1,843           --
 Due from affiliate                                   957           --
 Other assets                                       1,228        1,972
                                              -----------  -----------
   Total assets                               $   872,000  $   834,096
                                              ===========  ===========

                         Donegal Group Inc.
               Consolidated Balance Sheets (continued)
                           (in thousands)

                                               June 30,    December 31,
                                                 2008          2007
                                              -----------  -----------
                                              (unaudited)

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Liabilities:
  Losses and loss expenses                    $   234,679  $   226,432
  Unearned premiums                               234,194      203,431
  Accrued expenses                                 10,738       12,313
  Subordinated debentures                          30,929       30,929
  Due to affiliate                                     --          242
  Accounts payable - securities                        19        1,820
  Other liabilities                                 4,134        6,239
                                              -----------  -----------
   Total liabilities                              514,693      481,406
                                              -----------  -----------
 Stockholders' equity:
  Preferred stock                                      --           --
  Class A common stock                                204          202
  Class B common stock                                 56           56
  Additional paid-in capital                      159,778      156,851
  Accumulated other comprehensive income               67        6,974
  Retained earnings                               204,779      193,807
  Treasury stock, at cost                          (7,577)      (5,200)
                                              -----------  -----------
   Total stockholders' equity                     357,307      352,690
                                              -----------  -----------
   Total liabilities and stockholders' equity $   872,000  $   834,096
                                              ===========  ===========

CONTACT:  Donegal Group Inc.
          Jeffrey D. Miller, Senior Vice President & Chief Financial
           Officer
          (717) 426-1931
          Fax (717) 426-7009
          jeffmiller@donegalgroup.com